                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this  Registration  Statement of
NuCo2 Inc. on Form S-3 of our report dated September 9, 2002, except for Notes 5 and 6, as to which the date is  September  27,  2002,  appearing  in the  Annual
Report on Form 10-K of NuCo2 Inc.  for the year  ended June 30,  2002 and to the reference to our firm under the heading  "Experts" in the  prospectus,  which is part of this Registration Statement.

/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York
November 18, 2002